Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2005, except for the restatement described in Note 1 to the consolidated financial statements included in the 2005 Form 10-K as to which the date is March 30, 2006, relating to the consolidated financial statements and financial statement schedule of Input/Output, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
August 8, 2007

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